                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                 NCO GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 NCO GROUP, INC.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 26, 1999
              -----------------------------------------------------

To the Shareholders of NCO Group, Inc.:

         The 1999 Annual Meeting of Shareholders of NCO Group, Inc. ("NCO" or the "Company") will be held on May 26, 1999 at 1:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, for the purpose of considering and acting upon the following:

         1. To elect three Class III directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To approve amendments to the 1996 Stock Option Plan, as more fully described in the accompanying Proxy Statement; and

         3. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on April 1, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors


                                          /s/ Michael J. Barrist
                                          --------------------------------------
                                          MICHAEL J. BARRIST
                                          Chairman of the Board,
                                          President and Chief Executive Officer
Fort Washington, Pennsylvania
April 23, 1999

                                 NCO GROUP, INC.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034
                                 (215) 793-9300
                    -----------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                    -----------------------------------------


         The accompanying proxy is solicited by the Board of Directors of NCO Group, Inc. ("NCO" or the "Company") for use at the 1999 Annual Meeting of Shareholders (the "Meeting") to be held on May 26, 1999 at 1:00 p.m., prevailing time, at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania, and any adjournments or postponements thereof. This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 23, 1999.

         The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or teletype by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

         Only shareholders of record, as shown on the transfer books of the Company, at the close of business on April 1, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. On the Record Date, there were 21,472,849 shares of Common Stock outstanding.

         Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed on the proxies. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock "for" the election of the nominees for director hereinafter named and "for" the approval of Proposal 2, as more fully described herein. Sending in a signed proxy will not affect a shareholder's right to attend the Meeting and vote in person since the proxy is revocable. Any shareholder who submits a proxy has the power to revoke it by, among other methods, giving written notice to the Secretary of the Company at any time before the proxy is voted.

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned Meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

         Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the three nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of not fewer than three nor more than seven directors, with the exact number fixed by the Board of Directors. The Board of Directors has fixed the number of directors at seven. The Bylaws further provide that the Board shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually.

         At the Meeting, shareholders will elect three Class III directors to serve for a term of three years and until each of their respective successors is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominees or, in the event of inability of any of the nominees to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

         The following table sets forth information, as of the Record Date, concerning the Company's directors and the nominees for election to the Board of Directors. The director nominees, Charles C. Piola, Jr., Eric S. Siegel, and Stuart Wolf were nominated by the Board of Directors. Mr. Piola and Mr. Siegel currently serve as directors. The nominees have consented to being named in the Proxy Statement and to serve if elected.

                                                                                        Director        Term
             Name                 Age                      Position                       Since        Expires
---------------------------       ---     ----------------------------------------      ---------      -------
Michael J. Barrist                 38     Chairman of the Board, President and            1986           2000
                                          Chief Executive Officer

David E. D'Anna                    42     Executive Vice President and Divisional         1999           2000
                                          Chief Executive Officer, Technology-based
                                          Outsourcing Services, and Director

Charles C. Piola, Jr. (1)          51     Executive Vice President, Business              1986           1999
                                          Development and Director

Bernard R. Miller                  51     Executive Vice President and Divisional         1996           2001
                                          Chief Executive Officer, Healthcare
                                          Services and Director

Eric S. Siegel (1)(2)(3)           42     Director                                        1996           1999

Allen F. Wise (2)(3)               56     Director                                        1996           2001

Stuart Wolf (1)                    46     Nominee for Director                             N/A            N/A

----------------------------------------------

(1)      Nominee for director.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

         The following information about the Company's directors is based, in part, upon information supplied by such persons.

         Michael J. Barrist has served as Chairman of the Board, President and Chief Executive Officer of the Company since purchasing the Company in 1986. Mr. Barrist was employed by U.S. Healthcare Inc. from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a certified public accountant.

         David E. D'Anna joined the Company as an Executive Vice President and Divisional Chief Executive Officer, Technology-based Outsourcing Services, and a director in March 1999 when NCO acquired JDR Holdings, Inc. ("JDR"), a provider of accounts receivable management and other outsourced services. Prior to joining the Company, Mr. D'Anna was Chief Executive Officer, President and a director of JDR since its inception in 1993.

         Charles C. Piola, Jr. joined the Company in 1986 as Executive Vice President, Business Development and has served as a director since that time. Prior to joining NCO, Mr. Piola was the Regional Sales Manager for Trans World Systems from 1983 to 1986 and IC Systems from 1979 to 1981, both of which were accounts receivable management companies.

         Bernard R. Miller joined the Company as Senior Vice President of Development in 1994 when NCO acquired B. Richard Miller, Inc. ("BRM"), a Philadelphia-based accounts receivable management company owned principally by Mr. Miller. Mr. Miller became a director in 1996 and an Executive Vice President in September 1997. Mr. Miller became Divisional Chief Executive Officer, Healthcare Services in November 1998. Prior to joining the Company, Mr. Miller served as President and Chief Executive Officer of BRM since founding it in 1980.

         Eric S. Siegel was appointed to the Board of Directors of the Company in December 1996. Mr. Siegel has been president of Siegel Management Company, a management consulting firm, since 1983. Mr. Siegel also is an adjunct faculty member at the Wharton School of the University of Pennsylvania and is co-author of The Ernst & Young Business Plan Guide.

         Allen F. Wise was appointed to the Board of Directors of the Company in December 1996. Mr. Wise has been a director and Chief Executive Officer of Coventry Corporation, a managed care company, since October 1996. Prior thereto, he was Executive Vice President of United Healthcare Corporation since October 1994, President of Wise Health Systems, a healthcare management company, from September 1993 to October 1994, Chief Executive Officer of Keystone Health Plan and Chief Operating Officer of Independence Blue Cross from September 1991 to September 1993 and Vice President of US Healthcare, Inc. from April 1985 to September 1991. Mr. Wise is also a director of Transition Systems Inc.

         Stuart Wolf has been the chief executive officer of Reimbursement Technologies, Inc., a provider of billing services for emergency room physicians, since founding the company in 1991. Reimbursement Technologies is now a subsidiary of Laidlaw Inc. NCO provides accounts receivable management services to Reimbursement Technologies.

Board of Directors, Committees and Attendance at Meetings

         The Board of Directors held nine meetings during 1998. Each director attended 75% or more of the meetings of the Board and committees of which they were members during 1998.

         The Board of Directors has appointed a Compensation Committee to make recommendations to the Board of Directors concerning compensation for the Company's executive officers; review general compensation levels for other employees as a group; and take such other actions as may be required in connection with the Company's compensation and incentive plans. During 1998, the Compensation Committee held three meetings. The Report of the Compensation Committee begins on page 7 of this Proxy Statement.

         The Board of Directors also has appointed an Audit Committee to make recommendations concerning the engagement of independent public accountants; review with the independent public accountants the plans for and scope of the audit, the audit procedures to be utilized and the results of the audit; approve the professional services provided by the independent public accountants; review the independence of the independent public accountants; and review the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee held one meeting during 1998.

         The Board of Directors has not appointed a standing Nominating Committee. See "Shareholder Proposals" for information concerning the nomination of directors for election.

Director Compensation

         Each director of the Company who is not also an employee receives an annual fee of $5,000 and a fee of $500 for each meeting of the Board or any committee of the Board attended, plus reimbursement of expenses incurred in attending meetings.

         Pursuant to the Company's Director Plan, as amended, each person who was a non-employee director as of the date of the approval of amendments to the Director Plan by the Board and each person who thereafter is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant and each person who is re-elected or continues as a non-employee director at each subsequent annual meeting of shareholders automatically is granted an option to purchase 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Each of Messrs. Siegel and Wise received an option to purchase 3,000 shares of Common Stock at an exercise price of $21.63 immediately following the 1998 Annual Meeting of Shareholders. In addition, Mr. Wolf will receive an option to purchase 15,000 shares of Common Stock and each of Messrs. Siegel and Wise will receive an option to purchase 3,000 shares of Common Stock immediately following the 1999 Annual Meeting of Shareholders, assuming, in the case of Mr. Wolf and Mr. Siegel, that they are elected at such Meeting. All options granted under the Director Plan are exercisable one year after the date of grant, except that they become immediately exercisable upon a "change in control" as defined in the Director Plan, and, unless terminated earlier by the terms of the option, expire ten years after the date of grant.

         The Company has engaged Siegel Management Company to provide advisory and consulting services with respect to prospective acquisitions by the Company. The Company paid fees of $250,000 and $-0- to Siegel Management Company for services rendered in 1998 and 1999, respectively. Eric S. Siegel is a director of the Company and is the President and owner of Siegel Management Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director;
(iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) the Company's directors, nominees for director and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                             Shares Beneficially Owned(1)
                                                       ------------------------------------------
              Name of Beneficial Owner                        Number                 Percent
---------------------------------------------------    ------------------       ------------------
Advanta Partners LP (2)............................          1,547,171                 7.2%

Michael J. Barrist (3)(4)..........................          2,416,857                11.3

Patrick M. Baldasare (5)...........................             16,666                   *

David E. D'Anna....................................          1,001,398                 4.7

Joseph C. McGowan (5)..............................             54,356                   *

Bernard R. Miller (6)..............................            238,716                 1.1

Charles C. Piola, Jr. (3)(7).......................          1,101,073                 5.1

PNC Bancorp. (8)...................................          1,288,451                 6.0

SAFECO Corporation (9).............................          1,709,450                 7.9

Eric S. Siegel (10)................................             33,586                   *

Steven L. Winokur (11).............................            223,309                 1.0

Allen F. Wise (5)..................................             19,500                   *

Stuart Wolf........................................                 --                  --

All directors and executive officers
    as a group (13  persons) (12)..................          5,345,014                24.5

*Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days after the Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) The address of Advanta Partners LP is 712 Fifth Avenue, 28th Floor, New York, NY 10019-4102.

(3) The address of such person is c/o NCO Group, Inc., 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034.

(4) Includes: (i) 223,288 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy, (ii) 77,119 shares held in trust for the benefit of members of Mrs. Annette Barrist's or Mr. Barrist's family for which Mr. Barrist is a co-trustee, and (iii) 21,667 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date. Excludes 179,160 shares held in trust for the benefit of Mr. Barrist's child, as to which Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist.

(5) Represents shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(6) Includes 62,500 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(7) Includes 12,500 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date. Excludes 179,160 shares held in trust for the benefit of Mr. Piola's children, as to which Mr. Piola disclaims beneficial ownership.

(8) Based upon a Schedule 13D, dated February 12, 1999, provided to the Company. The Schedule 13G also included PNC Bancorp, Inc. (a wholly-owned subsidiary of PNC Bancorp.) and PNC Bank, National Association (a wholly owned subsidiary of PNC Bancorp Inc.) as reporting persons and beneficial owners of the number of shares of Common Stock shown in the table. The address of PNC Bancorp and PNC Bank, National Association is One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15265. The address of PNC Bancorp, Inc. is 222 Delaware Avenue, Wilmington, DE 19899.

(9) Based upon a Schedule 13G, dated February 11, 1999, provided to the Company. The Schedule 13G also included SAFECO Asset Management Company ("SAMC"), a subsidiary of SAFECO Corporation, as the beneficial owner of the number of shares of Common Stock shown in the table, and SAFECO Common Stock Trust as the beneficial owner of 1,455,700 of the shares of Common Stock shown in the table. According to the Schedule 13G, SAMC is an investment adviser and reported shares are owned beneficially by registered investment companies for which SAMC serves as an investment adviser. SAFECO Corporation and SAMC disclaimed beneficial ownership of the shares reported in the Schedule 13G. The address of SAFECO Corporation is SAFECO Plaza, Seattle, WA 98185. The address of SAMC is 601 Union Street, Suite 2500, Seattle, WA 98101. The address of SAFECO Common Stock Trust is 10865 Willows Road, N.E., Redmond, WA 98052.

(10) Includes 30,586 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date.

(11) Includes: (i) 179,160 shares held in trust for the benefit of Mr. Barrist's child for which Mr. Winokur is a co-trustee; (ii) 43,849 shares issuable upon the exercise of options which are exercisable within 60 days after the Record Date; and (iii) 300 shares held in custody for the benefit of Mr. Winokur's minor children for which Mr. Winokur is custodian.

(12) Includes: (i) 223,288 shares of Common Stock owned by Mrs. Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy,
     (ii) 77,119 shares held in trust for the benefit of members of Mrs. Barrist's and Mr. Barrist's family for which Mr. Barrist and Joshua Gindin are co-trustees, (iii) 179,160 shares held in trust for the benefit of Mr. Barrist's child for which Mr. Winokur and Mr. Gindin are co-trustees, (iv) an aggregate of 312,017 shares issuable upon exercise of options which are exercisable within 60 days after the Record Date, (v) 300 shares held in custody for the benefit of Mr. Winokur's minor children for which Mr. Winokur is custodian; (vi) 179,160 shares held in trust for the benefit of Mr. Piola's children for which Mr. Gindin is trustee; and (vii) 1,500 shares held in trust for the benefit of members of Mr. Barrist's family for which Mr. Gindin is a co-trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 1998, except that the initial statement of beneficial ownership filed by Joshua Gindin did not timely report certain shares beneficially owned by him.

                             EXECUTIVE COMPENSATION

Compensation Committee Report

         The Compensation Committee, which makes compensation decisions concerning the principal executive officers of the Company, consists of Messrs. Siegel and Wise.

         The policies of the Company's compensation program with respect to executive officers are:

         (1) Provide compensation that will attract and retain superior executive talent;

         (2) Support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         (3) Enhance shareholder value by the use of stock options to further align the interests of the executive officers with those of shareholders.

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and a 401(k) plan. The Company seeks to be competitive with compensation programs offered by companies of a similar size within the accounts receivable management industry based on formal and informal surveys conducted by the Company.

         Base Salary. Generally, the Company enters into long-term employment agreements with each of its executive officers which establish, among other things, minimum base salary levels and incentive compensation arrangements. Effective January 1, 1999, the employment agreements for Messrs. Barrist, Miller, Winokur and McGowan were amended to, among other things, extend the term of their agreements. In connection with these amendments, minimum base salary levels were set at amounts designed to be competitive with executive positions at similarly situated companies. An independent compensation consultant assisted the Compensation Committee with its review of executive officer compensation levels. Under their respective employment agreements, as amended, Messrs. Barrist, Miller, Winokur and McGowan are entitled to receive annual base salaries of $450,000, $250,000, $250,000, $250,000, and $250,000, respectively, adjusted each year in accordance with the Consumer Price Index ("CPI"). Mr. Piola's employment agreement, as amended, requires him to devote three business days per week to the performance of his duties under the agreement and provides for the payment to him of an annual base salary of $135,000, adjusted each year in accordance with the CPI. In connection with the acquisition of the Response Center in February 1998, the Company entered into a three-year employment agreement with Patrick Baldasare, pursuant to which Mr. Baldasare is entitled to receive a base salary of $250,000.

         Annual Incentive Compensation. Under his employment agreement, Mr. Barrist is entitled to receive an annual bonus of $50,000 if the Company reaches performance goals determined by the Board of Directors. He is also entitled to a bonus of $100,000 if the Company's net income increases by 20% over the prior year and a bonus equal to 5% of any increase in net income in excess of 20%, in each case adjusted for dilution. Mr. Piola is eligible for an annual bonus of $50,000, $75,000, or $100,000 if the Company's annual increase in net income (adjusted for dilution) over the prior year exceeds 20%, 30%, or 40%, respectively. In 1998, Mr. Miller was entitled to a bonus equal to .00375 of the annualized revenue resulting from companies acquired during the preceding year, subject to a maximum bonus of $100,000. Messrs. Winokur and McGowan receive such annual bonuses as are determined by the Board of Directors. Under his employment agreement, Mr. Baldasare is entitled to a bonus of $50,000 for meeting the terms and conditions of his agreement. Additionally, Mr. Baldasare is entitled to a bonus of $100,000 in the event his Division's EBITDA exceeds specified thresholds and, for 1999 and 2000, a bonus equal to 5% of the Division's pre-tax income for the year in excess of 110% of the prior year's pre-tax income. An independent compensation consultant assisted the Compensation Committee with its review of incentive compensation awards for 1998.

         Stock Options. The Company uses the 1996 Stock Option Plan as a long-term incentive plan for executive officers and key employees. The objectives of the 1996 Plan are to align the long-term interests of officers, key employees and directors of, and important consultants to, the Company with the shareholders by creating a direct link between compensation and shareholder return and to enable such persons to develop and maintain a significant long-term equity interest in the Company. The 1996 Plan authorizes the Compensation Committee to award stock options to the Company's officers, key employees, directors and important consultants. In general under the 1996 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable according to a vesting schedule determined by the Compensation Committee at the time of grant. Information concerning option grants to certain executive officers in 1998 is set forth in the Summary Compensation Table.

         Determination of Compensation of Chief Executive Officer. Mr. Barrist's annual base salary for 1998 was $275,000 pursuant to his employment agreement which was the same as the last annual salary in effect as of the end of 1997. Mr. Barrist's annual base salary was raised to $450,000 per year, effective January 1, 1999, as part of the amendment of his employment agreement and extension of his employment term. Mr. Barrist also was paid a bonus of $351,728 pursuant to his employment agreement as a result of the achievement of certain performed goals and the increase in the Company's net income to $14.7 million for 1998 from net income of $7.1 million in 1997, a 108% increase. In approving the increase in Mr. Barrist's base salary and the amount of incentive compensation payable to Mr. Barrist for 1998, the Compensation Committee was assisted by an independent compensation consultant. Mr. Barrist also was awarded options to purchase a total of 55,000 shares of Common Stock during 1998.

         Policy with respect to Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during a taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. The Compensation Committee has considered the impact of Section 162(m) and, based on current compensation levels of the executive officers of the Company, believes that it will not have a material adverse effect on the Company in 1999.

         Members of the Compensation Committee during 1998: Eric S. Siegel and Allen F. Wise.

Summary Compensation Table

         The following table sets forth the compensation earned during each of the last three years by the Chief Executive Officer and the five next most highly compensated executive officers of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 1998.

                                                                              Long-Term
                                                                            Compensation
                                                                             Awards (1)
                                                                            ------------
                                                   Annual Compensation       Securities
              Name and                          -------------------------    Underlying           All Other
         Principal Position            Year      Salary($)      Bonus($)     Options (#)      Compensation($)(2)
------------------------------------   ----     -----------   -----------    ------------     -------------------
Michael J. Barrist                     1998       275,000      351,728           55,000             27,247
Chairman of the Board, President       1997       280,288      279,648           42,500             18,681
and Chief Executive Officer            1996       208,653       53,862(3)            --              5,957

Charles C. Piola, Jr.                  1998       166,154      100,000           14,500             39,161
Executive Vice President, Business     1997       229,327      100,000           22,500             20,565
Development and Director               1996       202,884       33,333(3)            --             16,413

Bernard R. Miller                      1998       150,000      100,000           30,000              8,998
Executive Vice President;              1997       152,885      100,000           22,500              8,328
Divisional CEO, Healthcare Services    1996       136,730       26,448(3)        75,000              7,926
and Director

Steven L. Winokur,                     1998       150,000      100,000           30,000              2,500
Executive Vice President, Finance,     1997       152,885       45,000           30,000              1,541
Chief Financial Officer and            1996       149,422       35,000           46,802                 --
Treasurer

Joseph C. McGowan                      1998       150,000      100,000           30,000              4,820
Executive Vice President and           1997       138,942       45,000           30,000             10,696
Divisional CEO, Accounts Receivable    1996       117,000       18,000           41,600              3,664
Management

Patrick M. Baldasare                   1998       233,150       50,000           55,000              2,500
Executive Vice President and           1997            --           --               --                 --
Divisional CEO, Marketing Strategy     1996            --           --               --                 --

-------------------
(1) The Company did not grant any restricted stock awards or stock appreciation rights during the year presented.

(2) For 1998, consists of premiums for disability policies paid by the Company of $3,358, $1,022, $6,498, $-0-, $2,320 and $-0-, and the Company matching contribution under the 401(k) Profit Sharing Plan of $2,500, $2,500, $2,500, $2,500, $2,500 and $2,500, for the benefit of Messrs. Barrist, Piola, Miller, Winokur, McGowan and Baldasare, respectively, and a portion of the premiums for split-dollar life insurance policies paid by the Company of $21,389 and $35,639 for the benefit of Messrs. Barrist and Piola, respectively. The portion of the premiums for the split-dollar life insurance policies were calculated in accordance with SEC regulations as if the premiums were advanced to the executive officers without interest until the time the Company expects to recover the premiums.

(3) These bonus amounts represent the bonuses earned by the respective officers from September 3, 1996, the date of the Company's termination of its status as an S Corporation under the Internal Revenue Code of 1986, as amended, until December 31, 1996. No bonus was paid to these executive officers (who were also shareholders) for the period while the Corporation was an S Corporation in 1996. The total bonus amounts for 1996 for Mr. Barrist, Mr. Piola and Mr. Miller would have been $161,587, $100,000 and $79,343, respectively.

Option Grants in 1998

         The following table sets forth certain information concerning stock options granted during 1998 to each of the executive officers of the Company named in the Summary Compensation Table.

                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                                Annual Rates of
                                                                                                  Stock Price
                                                        Individual Grants                      Appreciation for
                                                                                                Option Term (1)
                                       ----------------------------------------------------  ---------------------
                                        Number of      Percent of
                                       Securities    Total Options
                                       Underlying      Granted to     Exercise
                                         Options      Employees in    Price Per  Expiration
         Name                            Granted      Fiscal Year       Share       Date         5%         10%
-----------------------                ----------    -------------    ---------  ----------   --------  ----------
Michael J. Barrist                      40,000(2)        5.2%           $21.00     8/4/08    $528,360  $1,338,750
                                        15,000(3)        1.9%            33.38   12/16/08     314,893     797,871

Charles C. Piola, Jr.                   12,000(2)        1.5%            21.00     8/4/08     158,508     401,625
                                         2,500(3)        0.3%            33.38   12/16/08      52,482     132,979

Bernard R. Miller                       20,000(2)        2.6%            21.00     8/4/08     264,180     669,375
                                        10,000(3)        1.3%            33.38   12/16/08     209,929     531,914

Steven L. Winokur                       20,000(2)        2.6%            21.00     8/4/08     264,180     669,375
                                        10,000(3)        1.3%            33.38   12/16/08     209,929     531,914

Joseph C. McGowan                       20,000(2)        2.6%            21.00     8/4/08     264,180     669,375
                                        10,000(3)        1.3%            33.38   12/16/08     209,929     531,914

Patrick M. Baldasare                    25,000(4)        3.2%            24.75     1/2/08     389,194     986,133
                                        25,000(5)        3.2%            29.19     2/6/08     458,981   1,162,959
                                         5,000(3)        0.6%            33.38   12/16/08     104,964     265,957

---------------------
(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

(2) These options were granted on 8/4/98 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

(3) These options were granted on 12/16/98 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

(4) These options were granted on 1/2/98 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

(5) These options were granted on 2/6/98 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

Aggregated Option Exercises in 1998 and 1998 Year-End Option Values

         The following table sets forth certain information concerning stock options exercised during 1998 by each of the executive officers of the Company named in the Summary Compensation Table and the number of unexercised options and the value of unexercised options at December 31, 1998 held by each of the executive officers of the Company named in the Summary Compensation Table.

                                                             Number of Securities
                                                            Underlying Unexercised        Value of Unexercised
                                                                  Options at             In-the-Money Options at
                         Shares Acquired       Value           December 31, 1998          December 31, 1998 (2)
        Name               on Exercise     Realized (1)    Exercisable/Unexercisable    Exercisable/Unexercisable
        ----             ---------------   ------------    -------------------------    -------------------------
Michael J. Barrist             --               --               14,167/83,333             $337,929/$1,810,212

Charles C. Piola, Jr.          --               --               7,500/29,500               $192,920/$702,903

Bernard R. Miller              --               --               57,500/70,000            $1,876,220/$1,823,740

Steven L. Winokur            35,000         $  751,818           38,849/65,601            $1,292,370/$1,651,437

Joseph C. McGowan            47,172         $1,043,637           49,356/70,800            $1,674,131/$1,840,337

Patrick M. Baldasare           --               --                --/55,000                   --/$959,675

-------------------
(1) Represents the difference between the last sale price of the Common Stock on the date of exercise, as reported on the Nasdaq National Market, and the exercise price of the options, multiplied by the number of shares for which the options were exercised.

(2) Represents the difference between the last sale price of the Common Stock on December 31, 1998 ($45.00 per share), as reported on the Nasdaq National Market, and the exercise price of in-the-money options, multiplied by the number of exercisable or unexercisable options held, as applicable.


Employment Agreements

         In September 1996, the Company entered into employment agreements with Messrs. Barrist, Piola, Miller, Winokur and McGowan which agreements were amended effective as of May 1, 1998, in the case of Mr. Piola, and as of January 1, 1999, in the case of the other officers. As amended, the term of Mr. Piola's employment agreement terminates on September 1, 2001 and the term of the employment agreements for each of Messrs. Barrist, Miller, Winokur and McGowan terminates on December 31, 2003, subject to any early termination provisions set forth in the agreements. In connection with the acquisition of The Response Center in February, the Company entered into a three-year employment agreement with Patrick Baldasare. The salaries and bonuses payable under these agreements are described above in "Compensation Committee Report."

         Each of the employment agreements (except for the employment agreement for Mr. Baldasare) provides that, in the event of the death of the employee or the termination of employment by the Company other than "for cause" (as defined in the agreements), the Company shall continue to pay the employee's full compensation, including bonuses, for the balance of the employment term. Mr. Baldasare's employment agreement provides that, in the event of his death, disability (as defined in the agreement), or termination "for cause" (as defined in the agreement), he is entitled to receive his full compensation, including the pro rata portion of any bonuses, due to him for the period up to his termination which remains unpaid. In addition to a non-disclosure covenant, each employment agreement (except for the employment agreement for Mr. Baldasare) also contains a covenant-not-to-compete with the Company for a period of two years following the date that the Company ceases to pay the employee any compensation pursuant to the terms of the agreement. In addition to a non-disclosure covenant, Mr. Baldasare's employment agreement contains a non-interference covenant for a period of three years following termination of employment.

         In connection with the acquisition of JDR in March 1999, the Company entered into an employment agreement with David E. D'Anna providing for a term expiring on March 31, 2002, subject to any early termination provisions in the agreement. Under the agreement, Mr. D'Anna is entitled to receive an annual base salary of $367,500, increased as of June 1st each year by at least five percent, and such other amount as the Board may determine. In addition, Mr. D'Anna is entitled to a bonus of up to $300,000 based upon the performance of the Technology-based Outsourcing Services. In the event that the performance of the Division exceeds the stated goals, any further additional bonus will be at the discretion of the Company. In addition to a non-disclosure covenant, Mr. D'Anna's employment agreement also contains a covenant not to compete with the Company for a period of one year after his employment is terminated by Mr. D'Anna or by the Company for cause, or for the remaining term of the Agreement if Mr. D'Anna's employment is terminated by the Company without cause.

Executive Salary Continuation Plan

         The Company has adopted an Executive Salary Continuation Plan which provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant's death while employed by the Company. Participants are selected by the Board of Directors of the Company. The salary continuation payments range from a payment of $30,000 for 10 years after the death of the participant to a payment of 50% to 100% of a participant's salary for five years after the death of the participant. The Company maintains insurance on the lives of the participants to satisfy its obligations under the Plan. Each of Messrs. Barrist, Piola, Miller, Winokur, McGowan, and Baldasare is a participant in this Plan and their respective beneficiary will be entitled to receive 100% salary continuation payments for five years in the event of their death.

Stock Option Plans

         The Company's stock option plans, sometimes referred to as the Plans, consist of the Stock Option Plan (the "1995 Plan"), the 1996 Stock Option Plan (the "1996 Plan"), and the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). The 1996 Plan was amended by the Board in February 1999, subject to shareholder approval. See "Proposal 2 - Approval of Amendments to the 1996 Stock Option Plan." The purpose of the Plans is to attract and retain employees, non-employee directors, and independent consultants and contractors and to provide additional incentive to them by encouraging them to invest in the Common Stock and acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option and, except as indicated below, may not be exercised more than ten years from the date of grant. Options granted under the Plans will become immediately exercisable upon a "change in control" as defined in the Plans.

         1995 Plan and 1996 Plan. All officers, directors, key employees, independent contractors and independent consultants of the Company or any of its current or future parents or subsidiaries are eligible to receive options under the 1995 Plan and the 1996 Plan. These Plans are administered by the Compensation Committee of the Board of Directors or, at the option of the Board of Directors, the Board may administer the Plans. The Committee will select the optionees and will determine the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. If Proposal 2 is approved, the 1996 Plan will be amended to authorize the Compensation Committee to delegate to the President of the Company its duties, power and authority under the 1996 Plan pursuant to such conditions or limitations as the Compensation Committee may establish, except that only the Compensation Committee or the full Board of Directors may select and grant options to participants who are subject to Section 16 of the Securities Exchange Act of 1934. The Board of Directors may modify or supplement these Plans and outstanding options and may suspend or terminate these Plans, provided that such action may not adversely affect outstanding options.

         The Company is authorized to issue 332,578 shares of Common Stock upon the exercise of options granted under the 1995 Plan and 2,717,422 shares of Common Stock upon the exercise of options granted under the 1996 Plan, which includes 1,000,000 shares of Common Stock subject to shareholder approval in connection with the amendment of the 1996 Plan described in Proposal 2. Options granted under these Plans may be incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify, except that incentive stock options may only be granted to employees of the Company. These Plans require the exercise price of incentive stock options to be at least equal to the fair market value of the Common Stock on the date of the grant. In the case of incentive stock options granted to a shareholder owning, directly or indirectly, in excess of 10% of the Common Stock, the option exercise price must be at least equal to 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercised more than five years from the date of grant. The option price for non-qualified options, at the discretion of the Compensation Committee, may be less than the fair market value of the Common Stock on the date of grant.

         All unexercised options terminate three months following the date on which an optionee's employment by, or relationship with, the Company or any parent or subsidiary of the Company, terminates other than by reason of disability or death (but not later than the expiration date) whether or not such termination is voluntary. Any option held by an employee who dies or who ceases to be employed because of disability must be exercised by the employee or his representative within one year after the employee dies or ceases to be an employee (but not later than the scheduled termination date). Options are not transferable otherwise than by will or the laws of descent and distribution. No additional options may be granted under the 1995 Plan and no options may be granted under the 1996 Plan after August 2006. No individual may receive options under the 1995 Plan or the 1996 Plan for more than 90% of the total number of shares of the Company's Common Stock authorized for issuance under such Plans.

         Director Plan. All non-employee directors automatically receive options under the Director Plan. The Director Plan is administered by the Board of Directors of the Company, including non-employee directors, who may modify, amend, suspend or terminate the plan, other than the number of shares with respect to which options are to be granted, the option exercise price, the class of persons eligible to participate, or options previously granted.

         The Company is authorized to issue 150,000 shares of Common Stock upon the exercise of options under the Director Plan. Options granted under the Director Plan are not incentive stock options under Section 422 of the Code. Each person who is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock and automatically is granted an option to purchase 3,000 shares of Common Stock at each annual meeting of shareholders thereafter provided that such person is re-elected or continues as a non-employee director.

Stock Performance Graph

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the NCO Composite Index (defined below), assuming an investment of $100 in each on November 6, 1996, the date that the Company's Common Stock was first registered under the Securities Exchange Act of 1934, and the reinvestment of all dividends.

         The NCO Composite Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: Century Business Services, Compass International Services, Creditrust Corporation, Healthcare Recoveries, Profit Recovery Group International, TeleTech Holdings, United Payors & United Providers, Inc., and West TeleServices Corporation.

         The beginning and end data points used for the performance graph are listed below.


600 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                               *         |
500 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
400 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
    |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
300 |-------------------------------------------------------------------------|
    |                                               *                         |
    |                                                                         |
    |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
200 |-------------------------------------------------------------------------|
    |                                                              #          |
    |                                                                         |
    |-------------------------------------------------------------------------|
    |                            *                                            |
    |                            #                  #                         |
100 |--------*#@--------------------------------------------------------------|
    |                            @                                            |
    |                                               @              @          |
    |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
  0 |-------------------------------------------------------------------------|
            11/96              12/96              12/97           12/98


             Performance Graph Data Points                11/6/96     12/31/96     12/31/97    12/31/98
-------------------------------------------------------  ----------- ------------ ----------- ------------
NCO Group, Inc.........*...............................     100          130         297          519

Nasdaq.................#...............................     100          104         126          176

NCO Composite Index....@...............................     100           88          53           59

                              CERTAIN TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Messrs. Siegel and Wise. Certain transactions with respect to the Company and Messrs. Siegel or Wise are described below.

Distribution and Tax Indemnification Agreement

         In 1996, the Company entered into a distribution and tax indemnification agreement with its shareholders as of September 3, 1996 (the "Termination Date"), the date the Company terminated its status as an S Corporation, which provided for: (i) the payment of estimated S Corporation distributions, (ii) the adjustment of the S Corporation distributions based on the final determination of the Company's actual undistributed S Corporation earnings through the Termination Date, (iii) an indemnification by the Company of such shareholders for any losses or liabilities with respect to any additional taxes (including interest, penalties, legal and accounting fees and any additional taxes resulting from any indemnification) resulting from the Company's operations during the period in which it was an S Corporation (the "S Corporation Period") and (iv) an indemnification by such shareholders of the Company for the amount of any tax refund received by such shareholders due to a reduction in their share of the Company's S Corporation taxable income for the S Corporation Period less any taxes, interest or penalties imposed by any tax authority on any distributions to such shareholders with respect to the S Corporation Period in excess of such shareholder's share of taxable income of the Company for the S Corporation Period.

Professional Services

         The Company has engaged Siegel Management Company to provide advisory and consulting services with respect to prospective acquisitions by the Company. The Company paid fees of $250,000 and $-0- to Siegel Management Company for services rendered in 1998 and 1999, respectively. Eric S. Siegel is a director of the Company and is the President and owner of Siegel Management Company.

Use of Airplane

         From time to time, the Company uses an airplane which is partly owned by Michael J. Barrist. The Company pays to a third party management company which is not affiliated with Mr. Barrist the monthly management fee and out-of-pocket costs for the Company's use of the airplane.

                                   PROPOSAL 2

              APPROVAL OF AMENDMENTS TO THE 1996 STOCK OPTION PLAN

         In February 1999, the Board of Directors approved amendments to the Company's 1996 Stock Option Plan (the "1996 Plan"), subject to approval by the shareholders of the Company, to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,000,000 shares from 1,717,422 shares to 2,717,422 shares, and to authorize the Compensation Committee to delegate to the President of the Company the authority to make awards under the 1996 Plan to non-executive officers and employees. The 1996 Plan is discussed in "Executive Compensation -- Stock Option Plans."

         Under the 1996 Plan, of the 1,717,422 shares of Common Stock authorized under the 1996 Plan, approximately less than 260,000 shares were available for future options grants at December 31, 1998. The purpose of the proposed increase is to provide sufficient shares for future option grants to officers, employees, non-employee directors and independent consultants and contractors of the Company, particularly in light of the recent acquisitions effected by the Company and the additional resulting personnel. The Board of Directors believes that the Company and its shareholders benefit significantly from having the Company's key personnel receive options to purchase the Company's Common Stock, and that the opportunity thus afforded such persons to acquire Common Stock is an essential element of an effective management incentive program. The Board of Directors also believes that stock options, particularly incentive stock options, are valuable in attracting and retaining highly qualified personnel and in providing additional motivation to such personnel to use their best efforts on behalf of the Company and its shareholders.

         If Proposal 2 is approved, the 1996 Plan will also be amended to authorize the Compensation Committee to delegate to the President of the Company its duties, powers and authority under the 1996 Plan subject to such conditions or limitations as the Compensation Committee may establish, except that only the Compensation Committee or the full Board of Directors may select and grant options to participants who are subject to Section 16 of the Securities and Exchange Act of 1934. The purpose of this amendment is to permit flexibility and ease of administration with respect to the 1996 Plan as it relates to non-executive officers and employees of the Company and its subsidiaries.

         For information concerning grants of the options pursuant to the 1996 Plan, see "Option Grants in 1999." Information concerning options granted in 1998 to the persons named in the Summary Compensation Table is set forth under "Executive Compensation -- Option Grants in 1998" above.

         A summary of certain federal income tax consequences associated with the 1996 Plan is set forth in "Federal Income Tax Consequences of the 1996 Plan."

         There are two reasons for seeking shareholder approval of Proposal 2. One is to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq National Market to obtain shareholder approval of amendments to stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require shareholder approval of the amendments in order for options granted for the additional shares issuable under the 1996 Plan to qualify as incentive stock options to the extent so designated and for the 1996 Plan to satisfy one of the conditions of Section 162(m) applicable to performance-based compensation.

         If the shareholders do not approve Proposal 2, then the maximum number of shares issuable under the Plan will remain at 1,717,422 shares, and no delegation of the Compensation Committee's authority under the 1996 Plan will be made.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 2.

                              OPTION GRANTS IN 1999

         Options to purchase a total of 77,750 shares of the Company's Common Stock have been granted to-date in 1999 under the 1996 Plan to 120 employees of the Company (none of whom are directors or executive officers of the Company) at exercise prices ranging from $33.125 to $37.000 per share. Of the options granted in 1999, no options were granted pursuant to the amendments to the 1996 Plan described above. No determination has been made with respect to the grant of options in 1999 authorized by the amendments to any director, executive officer or other employee of the Company.

         In addition, in connection with the acquisition of JDR in March 1999, the Company assumed outstanding options to purchase JDR stock which, as a result of the acquisition and the assumption of the options and the JDR Stock Option Plan, were converted into options to purchase up to 333,538 shares of NCO Common Stock.

         On April 19, 1999, the last sale price of the Common Stock was $36 7/8 per share as reported on the Nasdaq National Market.


                FEDERAL INCOME TAX CONSEQUENCES OF THE 1996 PLAN

         THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 1996 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. EACH PARTICIPANT WHO ACQUIRES SHARES OF COMMON STOCK UNDER THE PLANS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER INDIVIDUAL TAX POSITION AND THE EFFECT OF ANY LEGISLATIVE REVISIONS ON SUCH POSITION.

         Options granted under the 1996 Plan may be incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify ("Non-Qualified Options").

Incentive Stock Options

         Generally, under the Code, an optionee will not realize taxable income by reason of the grant or the exercise of an Incentive Option (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to spouses). If the disposition is by sale or exchange, the optionee's tax basis will equal the amount paid for the share plus any ordinary income realized as a result of the disqualifying disposition.

         The exercise of an Incentive Option may subject the optionee to the alternative minimum tax. The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the so-called alternative minimum tax. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Option, no adjustment is then required for purposes of the alternative minimum tax, but regular income tax, as described above, may result from such disqualifying disposition.

         An optionee who surrenders shares as payment of the exercise price of his Incentive Option generally will not recognize gain or loss on his surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option, is, however, a "disposition" of such stock. If the incentive stock option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

         Under the Code, all of the shares received by an optionee upon exercise of an Incentive Option by surrendering shares will be subject to the incentive stock option holding period requirements. Of those shares, a number of shares (the "Exchange Shares") equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were incentive stock option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Options

         Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Options pursuant to the 1996 Plan. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

         Upon the sale of stock acquired by exercise of a Non-Qualified Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. Capital losses are deductible only to the extent of capital gains for the year plus $3,000 for individuals.

         An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Option and the delivery of such shares is a disqualifying disposition. See "Federal Income Tax Consequences - Incentive Stock Options". The optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Limitation on Company's Deduction

         Section 162(m) of the Code will generally limit to $1,000,000 the Company's federal income tax deduction for compensation paid in any year to its chief executive officer and its four highest paid executive officers, to the extent that such compensation is not "performance based." Under Treasury regulations, a stock option will, in general, qualify as "performance based" compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which options may be granted to an employee during a specified period, which plan is approved by a majority of the shareholders entitled to vote thereon, and (iii) is granted by a compensation committee consisting solely of at least two independent directors. If a stock option to an executive referred to above is not "performance based", the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive's aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000.


                              SHAREHOLDER PROPOSALS

         Under the Company's Bylaws, shareholder proposals with respect to the 2000 Annual Meeting of Shareholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than December 27, 1999. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to NCO Group, Inc., 515 Pennsylvania Avenue, Fort Washington, Pa 19034, Attention:
Secretary of the Company. Each nomination or proposal must include the information required by the Bylaws. All late or nonconforming nominations and proposals will be rejected.

         Shareholder proposals for the 2000 Annual Meeting of Shareholders must be submitted to the Company by December 27, 1999 to receive consideration for inclusion in the Company's Proxy Statement relating to the 2000 Annual Meeting of Shareholders. Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's 2000 Annual Meeting of Shareholders is December 27, 1999. As to all such matters which the Company does not have notice on or prior to December 27, 1999, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2000 Annual Meeting of Shareholders to vote on such proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public auditors for 1998 and for 1999 are the firm of PricewaterhouseCoopers LLP, Philadelphia, Pennsylvania. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he so desires.

                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for 1998. The Annual Report is not a part of the proxy solicitation materials.

         Each shareholder can obtain a copy of the Company's Annual Report on Form 10-K for 1998 as filed with the Securities and Exchange Commission, without charge except for exhibits to the report, by sending a written request to:

                          NCO Group, Inc.
                          515 Pennsylvania Avenue
                          Fort Washington, PA 19034
                          Attention:     Steven L. Winokur,
                                         Executive Vice President, Finance
                                         and Chief Financial Officer


                                  OTHER MATTERS

         The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by January 29, 1999 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                         By Order of the Board of Directors


                                         /s/ Michael J. Barrist
                                         ---------------------------------------
                                         MICHAEL J. BARRIST,
                                         Chairman of the Board,
                                         President and Chief  Executive Officer

Fort Washington, Pennsylvania
April 23, 1999

                                    APPENDIX

                                     PROXY

                                NCO GROUP, INC.

                 ANNUAL MEETING OF SHAREHOLDERS - MAY 26, 1999

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               OF NCO GROUP, INC.

     The undersigned hereby constitutes and appoints Steven L. Winokur and Joseph C. McGowan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of NCO Group, Inc. (the "Company") to be held on the 26th day of May, 1999, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.



                  (continued and to be signed on reverse side)

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                              FOLD AND DETACH HERE

                                                           Please mark
                                                           your votes as   [X]
                                                           indicated in
                                                           this example

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.

PROPOSAL 1. The election of Charles C. Piola, Jr., Eric S. Siegel and Stuart Wolf as Class III directors of the Company to hold office for a term of three years and until their respective successor is duly elected and qualified.

         FOR all nominees listed                To withhold authority to
        above (except as marked to                vote for all nominees,
       the contrary), check this box:                check this box:
               /      /                                  /      /

To withhold authority to vote for any individual nominee, print that nominee's name on the space provided below:

--------------------------------------------------------------------------------

PROPOSAL 2. The amendment to the 1996 Stock Option Plan (the "1996 Plan") to increase the number of shares that may be issued under the 1996 Plan by 1,000,000 shares and to permit the Compensation Committee to delegate authority under the 1996 Plan to the President of the Company, as more fully described in the accompanying Proxy Statement; and


                    FOR            AGAINST             ABSTAIN
                    / /              / /                 / /

PROPOSAL 3. To transact such other business as may properly come before the Annual Meeting.



The undersigned hereby acknowledges receipt of the Company's 1998 Annual Report to Shareholder s, Notice of the Company's 1999 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

DATE____________________________________________________, 1999
                     (Please date this Proxy)

______________________________________________________________


______________________________________________________________
                           Signature(s)

It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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